Exhibit 10.3

CPG Finance, Inc. Stock Option

Grant Agreement

This Grant Agreement, dated as of December 12, 2005 (the “Effective Date”), evidences the grant of an option pursuant to the provisions of the 2005 Stock Option Plan (the “Plan”) of CPG Finance, Inc. (the “Company”) to the individual whose name appears below (the “Optionee”), covering the specific number of shares of Non-Voting Common Stock (the “Shares”) set forth below and on the following terms and conditions:

1.	Name of the Optionee: Jack Knott

2.	Number of Shares subject to this option: 30,000

3.	Exercise price per Share subject to this option: $72.00

4.	Date of grant of this option: December 12, 2005

5.	Type of option: Non-qualified Option

6.	Vesting:

a.	Except as otherwise expressly provided in Section 6 b. hereof, 20% of the total number of Shares subject to this option shall vest as of July 14 of each year (commencing on the first such date occurring after the Effective Date and ending on the fifth such date occurring after the Effective Date).

b.	Notwithstanding anything to the contrary contained in Section 6 a. hereof, 100% of the total number of Shares subject to this option shall vest immediately prior to the consummation of a Change in Control (as defined in Section 6 d. below) in connection with which the consideration paid to the Company or to its stockholders, as the case may be, consists primarily of cash (as determined by the Board of Directors in its sole discretion).

c.	Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, (x) after the expiration of the option term, (y) on and after the start of the date on which the Optionee’s employment terminates for Cause (as defined in the Plan), and (z) on and after the start of the date on which the Optionee breaches or violates any of the terms or provisions hereof, including without limitation any provision of Annex A hereto, (ii) except as provided in Section 7 below, this option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company, (iii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof and (iv) vesting shall cease immediately upon termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at the time or times specified in Section 7 below.

d.

For purposes of this Section 6, “Change in Control” shall mean (i) any consolidation, merger or other transaction in which the Company is not the surviving entity (other than any such transaction for the purpose of changing the Company’s domicile or form of organization) or which results in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock by a single person or entity or by a group of persons or entities acting in concert or (ii) any sale or other transfer or disposition of all or substantially all of the Company’s assets (but excluding, however, for this purpose any real estate “sale-lease back” transaction); provided, however, that the term “Change in Control” shall not include transactions either (x) with affiliates of the Company or Sun Capital Partners, Inc. (“Sun”) (as determined by the Board of Directors in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates; provided, further, that a transaction shall not constitute a Change in Control unless the transaction also constitutes a change in the ownership or effective control of the relevant entity, or in the ownership of a substantial portion of the relevant entity’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including Internal Revenue Service Notice 2005-1) promulgated thereunder.

7.	The vested portion of this option can be exercised only on the earliest of the following dates:

a.	July 14, 2015;

b.	the date of the consummation of a Change in Control; or

c.	the date on which the Optionee’s employment terminates provided that if the Optionee’s termination of employment is not voluntary or is due to death or Disability (as defined in the Plan) any portion of the option exercisable pursuant to this Section 7(c) may be exercised on any date within 30 days following the date on which the Optionee’s employment terminates.

8.	The permitted exercise events specified in Section 7 are intended to comply with the provisions of Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company may reduce or expand the period of time following an event in which the vested portion of the option may be exercised if Internal Revenue Service guidance specifies that such a reduction is required or that such an expansion is permitted under the provisions of Code Section 409A(a)(2). In addition, the Company may make any other changes to this Grant Agreement it determines are necessary to comply with the provisions of Code Section 409A(a)(2).

9.	The Optionee agrees to abide by the covenants and agreements set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the option being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements.

10.	The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee and (b) any oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

11.	If the Optionee is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form

2

attached as Annex B hereto or such other form as may hereinafter be designated by the Company (in its sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

12.	The Optionee hereby acknowledges receipt of a copy of the Plan attached hereto as Annex C as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including, without limitation, the repurchase provisions of Paragraph 20 of the Plan) and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan. This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

13.	The Optionee hereby acknowledges, agrees and confirms that, upon his or her exercise of this option, the Optionee will be deemed to be a party to the Stockholders’ Agreement attached hereto as Annex D and shall have all of the rights and obligations of the “Minority Stockholders” thereunder as if the Optionee had executed the Stockholders’ Agreement. The Optionee hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

Nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or affiliates, or interfere in any way with any right of the Company or any of its Subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for cause or without cause) without liability to the Company or any of its Subsidiaries or affiliates, except as provided in any Separation Benefit Agreement among the Optionee, the Company, and Exopack Holding Corp.

Accepted and Agreed:

CPG Finance, Inc.

/s/ Jack Knott	By:
Signature of Optionee	Name:
Title:

Attachments:	Annex A (Covenants and Agreements of Optionee)
Annex B (Form of Exercise Notice)
Annex C (The Plan)
Annex D (Stockholders’ Agreement)

3

ANNEX A

COVENANTS AND AGREEMENTS OF OPTIONEE

1. Optionee acknowledges the time and expense incurred by the Company in connection with developing proprietary and confidential information in connection with the Company’s business and operations. Optionee agrees that Optionee will not, whether during Optionee’s service as an employee of Sun Capital Partners, Inc. or its affiliates (“Sun Capital”) or the Company or its Subsidiaries or at any time thereafter, divulge, communicate, or use to the detriment of Sun Capital or the Company and their respective affiliates (the “Group”) or any other person, firm or entity, confidential information or trade secrets relating to any member of the Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analyses, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to any member of the Group. The foregoing confidentiality agreement shall not apply if Optionee can show that the communication (i) is required in the course of performing Optionee’s duties as an employee of Sun Capital or the Company or its Subsidiaries, (ii) is made with the Board of Directors’ written consent, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof, or (iv) is required by law or judicial or administrative process.

2. During Optionee’s service as an employee of the Company or its Subsidiaries and for the two-year period thereafter, Optionee shall not, to the detriment of any of the Company or its Subsidiaries, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, employ, engage, retain, solicit, recruit or enter into a business affiliation with any person who at any time during the preceding 12-month period was an employee of any of the Company or its Subsidiaries, or attempt to persuade any such person to terminate such person’s employment with any of the Company or its Subsidiaries, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or at-will. If the Optionee is or becomes an employee of Sun Capital, then the covenants in this paragraph 2 shall apply to the Group, in each instance to the same extent as applicable to the Company and/or its Subsidiaries.

3. During Optionee’s service as an employee of the Company or its Subsidiaries and for the one-year period thereafter thereafter (or such longer period as may be provided in an severance or separation benefit agreement between the Company or its Subsidiaries and the Optionee), Optionee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, solicit or otherwise attempt to take away any supplier, vendor, or customer of any member of the Group who Optionee solicited or did business with on behalf of the Company or its Subsidiaries.

4. During Optionee’s service as an employee of the Company or its Subsidiaries and for the one-year period thereafter thereafter (or such longer period as may be provided in an severance or separation benefit agreement between the Company or its Subsidiaries and the Optionee), Optionee shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in any activity which competes directly or indirectly with any business of the Company or its subsidiary or parent companies (collectively, the “Company Business”) anywhere in the United States of America or any other country in which the Company Business was conducted or related sales were effected during the preceding two years. THIS PARAGRAPH 4 WILL NOT APPLY AND WILL NOT BE ENFORCED BY THE COMPANY WITH RESPECT TO POST-TERMINATION ACTIVITY BY OPTIONEE THAT OCCURS IN CALIFORNIA OR IN ANY OTHER STATE IN WHICH THIS

PROHIBITION IS NOT ENFORCEABLE UNDER APPLICABLE LAW.

5. Whether during or after the term of Optionee’s employment or service, Optionee shall not disparage, defame or discredit any member of the Group or engage in any activity which would have the effect of disparaging, defaming or discrediting any member of the Group, nor shall Optionee interfere with or disrupt the business activities of any member of the Group, or engage in any activity which would have the effect of interfering with or disrupting the business activities of any member of the Group; provided, however, that nothing in this Paragraph 5 or elsewhere in this Annex shall prevent Optionee from engaging in “whistle-blowing” or other activities expressly protected by applicable law, to the extent so protected.

6. Optionee acknowledges that Optionee’s service as an employee of Sun Capital or the Company or its Subsidiaries, as the case may be, and the agreements herein are reasonable and necessary for the protection of Sun Capital and the Company and its Subsidiaries and are an essential inducement to the Company’s grant of the Option. Accordingly, Optionee shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

7. Optionee acknowledges that the services to be rendered by Optionee to the Company or its Subsidiaries are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof Optionee agrees and consents that if Optionee violates the provisions of this Annex, Sun Capital and the Company, in addition to any other rights and remedies available under this Contract or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting Optionee from committing or continuing any such violation.

ANNEX B

2005 Stock Option Plan of CPG Finance, Inc.

Notice of Exercise of Stock Option

1. Exercise of Option. Pursuant to the 2005 Stock Option Plan of CPG Finance, Inc. (the “Plan”) and my agreement with CPG Finance, Inc. (the “Company”) dated December 12, 2005 (the “Grant Agreement”), I hereby elect to exercise my nonqualified stock option (the “Option”) to the extent of                  shares of Non-Voting Common Stock of the Company (the “Shares”).

2. Delivery of Payment. I hereby deliver to the Company a cashier’s check in the amount of $              in full payment of the purchase price of the Shares [determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option] and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

3. Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:

(a) I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b) I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(c) I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

(d) I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e) I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Grant Agreement are incorporated herein by reference.

(f) I understand that any Shares purchased hereunder shall be subject to the Stockholders’ Agreement of the Company dated as of December 8, 2005, as it may be amended from time to time (“Stockholders’ Agreement”), a copy of which has been provided to me, and that it is a condition to the exercise of my Option that I execute the attached signature page of the Stockholders’ Agreement, agreeing to be bound thereby. I have had a full and fair opportunity to review the Stockholders’ Agreement prior to exercising the Option.

(g) I understand that the certificate representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE COMPANY’S STOCK OPTION PLAN. SUCH RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF DECEMBER 8, 2005, AS SUCH AGREEMENT MAY BE AMENDED, BY AND AMONG THE STOCKHOLDERS OF CPG FINANCE, INC., AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(h) I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.

(i) I am presently an employee of the Company, or my employment has been terminated involuntarily or due to death or Disability (as defined in the Plan) within the past 30 days.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Submitted by the Optionholder:

Date:	By:
Print Name:
Address:

Social Security No.

Received and Accepted by the Company:

CPG Finance, Inc.

By:
Print Name:
Title:

Note: If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant’s personal representative under applicable local law governing decedents’ estates.

ANNEX C

2005 STOCK OPTION PLAN

OF

CPG FINANCE, INC.

1. Purposes of the Plan. This Stock Option Plan (the “Plan”) is designed to provide an incentive to key employees (including managers and officers who are key employees) of CPG Finance, Inc., a Delaware corporation (the “Company”), or any of its Subsidiaries (as defined in Paragraph 21) and consultants and board members who are not employees of the Company, and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of options to acquire shares of Non-Voting Common Stock (as defined in Paragraph 21 hereof) of the Company which may be subject to contingencies or restrictions.

2. Subject to the Plan. Subject to the provisions of Paragraph 13, the aggregate number of shares of Non-Voting Common Stock for which options may be granted under the Plan shall not exceed 100,000 shares. Such shares of Non-Voting Common Stock may, in the discretion of the Board of Directors of the Company (the “Board of Directors” or the “Board”), consist either in whole or in part of authorized but unissued shares of Non-Voting Common Stock or shares of Non-Voting Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 14, any share of Non-Voting Common Stock underlying an option granted under this Plan which for any reason expires, is canceled, forfeited, or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Non-Voting Common Stock as will be sufficient to satisfy the requirements of the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors as that term is defined in the rules and regulations promulgated under Section 16(b) of the Exchange Act (the Board of Directors and such committee being referred to collectively as the “Committee”). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan and the grant agreement referred to in Paragraph 12 hereof (the “Agreement”), the Committee shall have the authority, in its sole discretion, to make all determinations relating to the Plan, including, but not limited to, the right to determine: the key employees of the Company (or its Subsidiaries), consultants and members of the Board, who shall be granted options; the type of option to be granted; the times when an option shall be granted; whether the options comply with requirements of Code Section 409A; the number of shares of Non-Voting Common Stock to be subject to each option; the term of each option; the date each option shall vest and become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Non-Voting Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Non-Voting Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Non-Voting Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or the shares of Non-Voting Common Stock acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the Agreement, including without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as defined in Paragraph 21), to financial objectives for the Company, any of its Subsidiaries or a Parent or any of its affiliates, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent or any of its affiliates, and to determine, in each case, whether such limitations, restrictions or contingencies have been met; whether an optionee is Disabled (as defined in Paragraph 21); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value (as defined in Paragraph 21 hereof) of a share of Non-Voting Common Stock; to construe the respective Agreement and the Plan; with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Agreement shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan, any Agreement or any option hereunder.

The Company may establish a committee of outside directors meeting the requirements of Code Section 162(m) to (i) approve the grant of options that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code Section 162(m) and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

It is the Company’s intent that the options not be treated as nonqualified deferred compensation that fails to meet the requirements of Section 409A(a)(2), (3) or (4) of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

Options under the Plan shall contain such terms as the Committee determines are appropriate to comply with the requirements of Section 409A of the Code. In the event that, after the issuance of an option under the Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of any such previously issued option to the extent the Committee determines that such modification is necessary to comply with the requirements of Section 409A of the Code.

4. Eligibility. The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to (a) key employees (including officers and managers or directors who are key employees) of the Company or any of its Subsidiaries, (b) consultants to the Company or any of its Subsidiaries or (c) members of the Board. Such options granted shall cover such number of shares of Non-Voting Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Agreement.

5. Nonqualified Options. It is the Company’s intent that only Nonqualified Stock Options, and not “incentive stock options” within the meaning of Section 422(b) of the Code, be granted under the Plan and that any ambiguities in construction be interpreted in order to effectuate such intent. The Committee may from time to time grant to eligible participants Nonqualified Stock Options. The options granted shall take such form as the Committee shall determine, subject to the terms and conditions herein.

6. Exercise Price. The exercise price of the shares of Non-Voting Common Stock under each option shall be determined by the Committee, in its sole discretion, and set forth in the applicable Agreement; provided, that if the exercise price for any option is less than the Fair Market Value of Non-Voting Common Stock on the date of grant, the option must contain terms and conditions that would permit the option either to comply with, or to be exempt on some other basis from, the requirements applicable to deferred compensation under Section 409A of the Code.

7. Term. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, as set forth in the applicable Agreement; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that options shall be subject to earlier termination as hereinafter provided.

8. Exercise. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company, c/o Sun Capital Partners Management IV, LLC, 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, Attention: Marc J. Leder, Rodger R. Krouse and C. Deryl Couch, in the form established by the Committee and accompanied by payment in full of the aggregate exercise price therefor (a) in cash or by certified check or (b) in such other form as the Committee may approve. The Company shall not be required to issue any shares of Non-Voting Common Stock pursuant to any such option until all required payments, including any required withholding, have been made and all required actions have been taken.

A person entitled to receive shares of Non-Voting Common Stock upon the exercise of an option shall not have the rights of a stockholder of the Company with respect to such stock until the date of issuance of a certificate for such shares of Non-Voting Common Stock, or in the case of uncertificated shares of Non-Voting Common Stock, an entry is made on the books of the Company’s transfer agent representing such shares.

In no case may a fraction of a share of Non-Voting Common Stock be purchased or issued under the Plan.

9. Termination of Relationship.

(a) Employees and Consultants. Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company, its Parent or Subsidiaries as an employee or a consultant has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise his options, to the extent exercisable on the date of such termination, at any time within thirty days after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that (i) if such relationship is terminated for Cause (as defined in Paragraph 21), such option shall terminate on the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination. Except as may otherwise be expressly provided in the applicable Agreement, options granted under the Plan to an employee or consultant shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of the Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

(b) Board Members. Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company as a Board member ceases for any reason (other than as a result of his death or Disability) may exercise his options, to the extent exercisable on the date of such termination, at any time within thirty days after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that (i) if such relationship is terminated for Cause, such option shall terminate on the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination. Except as may otherwise be expressly provided in the applicable Agreement, options granted to a Board member shall not be affected by the optionee becoming an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

(c) General. Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or as a manager or director of the Company, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee’s relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

10. Death or Disability of an Optionee.

(a) Employees and Consultants.

(i) Except as may otherwise be expressly provided in the applicable Agreement, if an optionee dies while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, the options that were granted to him as an employee or consultant may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 21) at any time within thirty days after death, but not thereafter and in no event after the date the option would otherwise have expired.

(ii) Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as an employee of, or consultant to, the Company, its Parent and Subsidiaries has terminated by reason of such optionee’s Disability may exercise the options that were granted to him as an employee or consultant, to the extent exercisable upon the effective date of such termination, at any time within thirty days after such date, but not thereafter and in no event after the date the option would otherwise have expired.

(b) Board Members. Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as a Board member ceases as a result of his death or Disability may exercise the options that were granted to him as a Board member, to the extent exercisable on the date of such termination, at any time within thirty days after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired. In the case of the death of the Board member, the option may be exercised by his Legal Representative.

11. Compliance with Securities Laws. The Committee may require, in its sole discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Non-Voting Common Stock to be issued upon such grant or exercise shall be effective and current at the time of grant or exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Non-Voting Common Stock upon such grant or exercise. Nothing herein shall be construed as requiring the Company to register the shares of Non-Voting Common Stock subject to any option under the Securities Act or to keep any Registration Statement effective or current.

The Committee may require, in its sole discretion, as a condition to the receipt of an option or the exercise of any option hereunder that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which representations and warranties the Committee determines are necessary or convenient in connection with qualifying for an exemption from the registration requirements of the Securities Act, applicable state securities laws or satisfying other legal requirements.

In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Non-Voting Common Stock subject to any option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Non-Voting Common Stock thereunder, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Agreements. Each option shall be evidenced by an appropriate Agreement which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee. The terms of each option and Agreement need not be identical.

13. Adjustments Upon Changes in Interests. Notwithstanding any other provision of the Plan, in the event of:

(a) A dividend, recapitalization, or a spin-off, split-up, combination or exchange of shares of Non-Voting Common Stock or the like which results in a change in the number or kind of shares of Non-Voting Common Stock outstanding immediately prior to such event, the Committee shall appropriately adjust the aggregate number and kind of shares of Non-Voting Common Stock subject to the Plan, the aggregate number and kind of shares of Non-Voting Common Stock subject to each outstanding option and the exercise price thereof. Such adjustments shall be conclusive and binding on all parties and may provide for the elimination of fractional shares of Non-Voting Common Stock which might otherwise be subject to options without payment therefor.

(b) A merger, consolidation, or sale by the Company of all or substantially all of its assets, in which the Company is not the surviving corporation, except as set forth below or in the Agreement, the options granted hereunder as of the date of such event shall continue to be outstanding and the optionee shall be entitled to receive in exchange therefor an option in the surviving corporation for the same number of shares of Non-Voting Common Stock as he would have been entitled to receive if he had exercised the options granted hereunder immediately prior to the transaction and actually owned the shares of Non-Voting Common Stock subject to such option. The exercise price of the option in the surviving corporation shall be such that the aggregate consideration for the shares of Non-Voting Common Stock subject to the option in the surviving corporation shall be equal to the aggregate consideration payable with respect to the option granted under the Plan.

Notwithstanding the foregoing, the Company shall have the right, by written notice, provided to an optionee sent no later than 5 days prior to the proposed sale of assets, merger or consolidation (as determined by the Board of Directors in its sole discretion) or by inclusion in the applicable Agreement, to advise the optionee that upon consummation of the transaction all options granted to any optionee under the Plan and not therefore exercised (or which are not then currently exercisable) shall terminate and be void, in which event, the optionee shall have the right to exercise all options then currently exercisable in accordance with the terms of the applicable Agreement within 2 days after the date of the notice from the Company or as otherwise provided in the Agreement; provided, however, that such proposed sale of assets, merger or consolidation also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including Internal Revenue Service Notice 2005-1) promulgated thereunder.

14. Amendments and Termination of the Plan. The Plan was adopted by the Board of Directors as of December 8, 2005. The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, to comply with any change in applicable law, regulations, rulings or interpretations of any administrative agency; provided, however, that no amendment for which applicable regulation related to the listing, registration or qualification of the shares subject to the Plan upon any securities exchange or applicable law requires stockholder approval shall be effective without the requisite prior or subsequent stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the optionee, adversely affect his rights under any option granted under the Plan. The power of the Committee to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

15. Non-Transferability. No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

16. Withholding Taxes. The Company, a Subsidiary or Parent may withhold (a) cash, (b) shares of Non-Voting Common Stock to be issued upon exercise of an option having an aggregate fair market value on the relevant date, or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Non-Voting Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

The Company may require, as a condition to any grant or exercise under the Plan, that the grantee make provision for the payment to the Company of federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option. Participants shall be required to indemnify or reimburse the Company with respect to any federal, state or local taxes of any kind that the Company is required by law to withhold with respect to any grant, vesting, exercise or disposition of any option, to the extent the Company does not or cannot withhold such amount. Without limiting the generality of the foregoing, the Company, to the extent permitted or required by law, shall have the right to deduct from any payment(s) of any kind (including salary or bonus) otherwise due to a grantee, a total amount not to exceed the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option.

17. Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Non-Voting Common Stock issued upon exercise of an option under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to qualify for an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Non-Voting Common Stock. Each optionee may, in the Committee’s discretion, be required either to execute a stockholders’ agreement as a condition to receiving a grant of options hereunder or to exercising any options granted hereunder.

The Company shall pay all issuance taxes with respect to the issuance of shares of Non-Voting Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

18. Use of Proceeds. The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

19. Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 21) or assume the prior options of such Constituent Corporation; provided, however, that no substitution or assumption for which applicable regulation or applicable law requires stockholder approval shall be effective without the requisite prior or subsequent stockholder approval.

20. Right of First Refusal; Right to Repurchase.

(a) The Company shall have a right of first refusal with respect to any proposed sale or other disposition by optionees (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Non-Voting Common Stock issued to them under the Plan which are transferable. This right of first refusal shall be exercisable by the Company in accordance with terms and conditions established by the Committee.

(b) In the case of any optionee whose employment or service terminates for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause), except as otherwise provided in any Agreement, the Company shall have a right, exercisable at any time and from time to time after such termination, to repurchase from the optionee (or any successor in interest by purchase, gift or other mode of transfer) all (but not less than all) shares of Non-Voting Common Stock issued to the optionee under the Plan. If either (i) the optionee’s employment or service was terminated for Cause or (ii) in the Committee’s determination, the optionee has taken any action prior to or following his termination of employment or service which would have constituted grounds for a termination for Cause, then such repurchase shall be made at the purchase price paid by the optionee for such shares of Common Stock. In all other instances, such repurchase shall be made at the Fair Market Value of the shares of Non-Voting Common Stock at the time of repurchase. This right to repurchase shall be exercisable by the Company at any time within one hundred eighty (180) days after the termination of such optionee’s employment or service with the Company for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause) by: (i) giving written notice of such repurchase to such optionee, (ii) tendering payment of the purchase price of such shares of Non-Voting Common Stock to such optionee within thirty (30) days of the delivery of such written notice and (iii) complying with such other terms and conditions established by the Committee.

21. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, “cause” as defined in such agreement, and (ii) in the absence of such agreement, (A) conviction of the employee or consultant of any felony, or the conviction of the employee or consultant of a misdemeanor which involves moral turpitude, or the entry by the employee or consultant of a plea of guilty or nolo contendere with respect to any of the foregoing, (B) the commission of any act or failure to act by such employee or consultant that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company or any of its affiliates, whether financially or otherwise, (C) any violation by such employee or consultant of any rule or policy of the Company or any of its affiliates, (D) any violation by such employee or consultant of the requirements of any other contract or agreement between the Company (or any of its affiliates) and such employee or consultant, and the failure of such employee or consultant to cure such violation within ten (10) days after receipt of written notice from the Company or (E) any failure by the employee to abide by any directive of the Board or an officer to whom the employee reports; in each case, with respect to subsections (A) through (E), as determined in good faith by the Board of Directors of the Company in the exercise of its reasonable business judgment.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Common Stock” means the shares of Voting Common Stock and Non-Voting Common Stock.

(e) “Constituent Corporation” shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies, or any Parent, Subsidiary or affiliate of such corporation.

(f) “Disabled” or “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto.

(h) “Fair Market Value” shall mean as of any applicable date: (i) if the principal securities market on which the Non-Voting Common Stock is traded is a national securities exchange, The Nasdaq National Market (“NNM”) or The Nasdaq SmallCap Market (“NSM”), the closing price of the Non-Voting Common Stock on such exchange, the NNM or the NSM, as the case may be, as of the applicable date, or if no sale of the Non-Voting Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the principal securities market on which the Non-Voting Common Stock is traded is not a national securities exchange, the NNM or the NSM, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; (iii) if not reported by the National Quotation Board, the closing price of a share of Non-Voting Common Stock on the date of grant as reported on the OTC Bulletin Board; or (iv) if the price of the Non-Voting Common Stock is not so reported, the Board of Directors’ good faith determination of the fair value of one share of Non-Voting Common Stock as of the applicable reference date, which determination shall be consistent with the requirements of Section 422(c) of the Code.

(i) “Legal Representative” shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

(j) “Nonqualified Stock Option” means any stock option other than an incentive stock option as defined in Section 422 of the Code and any successor thereto.

(k) “Non-Voting Common Stock” means the shares of Non-Voting Common Stock of the Company, par value $0.001 per share.

(l) “Parent” shall have the same definition as “parent corporation” in Section 424(e) of the Code.

(m) “Subsidiary” shall have the same definition as “subsidiary corporation” in Section 424(f) of the Code.

(n) “Voting Common Stock” means the shares of Voting Common Stock of the Company, par value $0.001 per share.

22. Governing Law; Construction. The Plan, the options and any Agreement hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

23. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Agreement shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

ANNEX D

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made as of October 13, 2005, by and among (i) Sun Exopack, LLC, a Delaware limited liability company (“Sun”), (ii) each Person whose name appears on the signature pages hereto under the heading “Minority Stockholders” or who otherwise hereafter becomes a party to this Agreement (collectively, the “Minority Stockholders”), and (iii) CPG Finance, Inc. a Delaware corporation (the “Company”). Certain other capitalized terms used herein are defined in Section 1.

WHEREAS, Sun and the Minority Stockholders each own Common Stock of the Company;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Certain Definitions. The terms defined in this Section 1, whenever used in this Agreement, shall, unless the context clearly otherwise requires, have the following respective meanings:

“Affiliate” of a Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person and shall include any investment fund managed by such Person or its affiliate.

“Applicable Percentage” shall have the meaning set forth herein in Section 3.1(c).

“Approved Sale” shall have the meaning set forth herein in Section 3.2(a).

“Board” shall mean the board of directors of the Company.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware, and as amended from time to time in accordance with its terms.

“Common Stock” shall mean the Voting Common Stock and the Non Voting Common Stock.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Exempt Transfer”, as applied to any Stockholder, shall mean (a) any sale or Transfer permitted by the Registration Rights Agreement, (b) any Permitted Affiliate Sale, (c) in the case of an individual, any Transfer to a member of the Family of such Stockholder, or a trust or other entity for the sole benefit of such Stockholder or a member of the Family of such Stockholder, if such individual or trust or other entity agrees to be bound by the terms of this Agreement and executes a joinder hereto, or (d) any Transfer to another Stockholder.

“Family”, as applied to any individual, shall mean (a) the children of such individual (by birth or adoption), (b) the parents, spouse and siblings of such individual, (c) the children of the siblings of such individual, (d) any trust solely for the benefit of, or any partnership, limited liability company or other entity owned solely by, any one or more of such aforementioned individuals (so long as such individuals have the exclusive right to control such trust or other entity) and (e) the estate of such individual.

“Minority Shares” shall mean (i) any capital stock of the Company purchased or otherwise acquired by any Minority Stockholder (including, without limitation, Common Stock), (ii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, capital stock of the Company, whether or not then exercisable or convertible, (iii) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Company, whether or not then convertible or exchangeable, (iv) any capital stock of the Company issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iii) above, and (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or other reorganization. For avoidance of doubt, any of the foregoing purchased or otherwise acquired by Sun or any Affiliate of Sun shall not be Minority Shares.

“Minority Stockholders” shall have the meaning set forth in the first paragraph of this Agreement.

“Non-Voting Common Stock” shall mean the Non-Voting Common Stock, $.001 par value per share, of the Company as constituted on the date hereof and any stock into which any such Non-Voting Common Stock shall have been changed or any stock resulting from any reclassification of any such Non-Voting Common Stock.

“Notice of Transfer” shall have the meaning set forth herein in Section 3.1(b).

“Outside Offer” shall have the meaning set forth herein in Section 2.2(a).

“Permitted Affiliate Sale” shall mean any sale by a holder of Common Stock to any one or more of its Affiliates, if such Affiliate agrees to be bound by the terms of this Agreement to the same extent as the transferor and executes a joinder hereto.

“Person” shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Prospective Purchaser” shall have the meaning set forth herein in Section 2.2(a).

“Public Offering” shall mean any underwritten sale of the Company’s capital stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 or any other eligible form (or a successor form thereto adopted by the Securities and Exchange Commission); provided that the following will not be considered a Public Offering: (i) any issuance of capital stock as consideration for a merger or acquisition registered on Form S-4 (or a successor form thereto adopted by the Securities and Exchange Commission) or otherwise under the Securities Act; and (ii) any issuance of capital stock or rights to acquire capital stock to existing stockholders or to employees of the Company or its subsidiaries on Form S-4 or S-8 (or a successor form adopted by the Securities and Exchange Commission) or otherwise.

“Recapitalization” shall have the meaning set forth herein in Section 6.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, Sun, and the other Persons listed on the signature page thereto, as the same may be amended from time to time.

“Rights” shall have the meaning set forth herein in Section 4.1.

“Sale of the Company” shall mean any transaction or series of related transactions pursuant to which any Person or group of related Persons (other than Sun or an Affiliate of Sun) acquires (i) equity securities of the Company possessing sufficient voting power under normal circumstances to elect a majority of the Board, or (ii) all or substantially all of the Company’s and its subsidiaries’ assets (in either case, whether by merger, consolidation, sale or transfer of the Company’s or its subsidiaries’ equity securities, sale or transfer of the Company’s and its subsidiaries’ consolidated assets or otherwise).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

“Selling Stockholder” shall have the meaning set forth in Section 2.2(a).

“Stockholder” shall mean Sun, the Minority Stockholders and each other Person who shall acquire any shares of Common Stock from the Company, Sun or the Minority Stockholders and their respective heirs, executors, successors and assigns in accordance with the terms and conditions of this Agreement.

“Transfer” shall mean any sale, pledge, hypothecation, gift, assignment or other transfer or disposition.

“Voting Common Stock” shall mean the Voting Common Stock, $0.001 par value per share, of the Company as constituted on the date hereof and any stock into which any such Voting Common Stock shall have been changed or any stock resulting from any reclassification of any such Voting Common Stock.

2. Restriction on Transfer of Common Stock by Minority Stockholders.

2.1 General. The Minority Stockholders shall not Transfer any shares of Common Stock (except in connection with an Exempt Transfer) and the Company shall not register the Transfer of, or otherwise permit the Transfer of, any shares of Common Stock by any Minority Stockholders (except in connection with an Exempt Transfer) unless (a) such Transfer has been consummated in accordance with the terms hereof and (b) the new holder thereof shall first have become a party to this Agreement and shall have agreed in writing to be bound by all of the terms and conditions hereof applicable to the Minority Stockholders. Any Transfer of Common Stock by any Minority Stockholder which is not consummated in accordance with this Agreement shall be void.

2.2 Limited Right to Dispose of Common Stock.

(a) Bona Fide Offer to Purchase Common Stock. If any Minority Stockholder (or any of his, her or its transferees) shall at any time desire to Transfer all or any part of his, her or its shares of Common Stock as permitted under the terms of this Agreement, such Person (the “Selling Stockholder”) shall first obtain a bona fide written offer which such Selling Stockholder desires to accept (the “Outside Offer”) to purchase all or any portion of such Selling Stockholder’s Common Stock for a fixed cash price payable in full at the closing of such transaction. The Outside Offer shall set forth its date, the proposed purchase price, the number of shares of Common Stock proposed to be purchased, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the Prospective Purchaser. “Prospective Purchaser”, as used herein, shall mean the prospective record owner or owners of the shares of Common Stock which are the subject of the Outside Offer and all other Persons proposed to have a beneficial interest in such Common Stock. The Selling Stockholder shall transmit copies of the Outside Offer to the Company and Sun within five (5) days after the Selling Stockholder’s receipt of the Outside Offer.

(b) Option of Company and Sun.

(i) As a result of the foregoing transmittal of the Outside Offer, the Selling Stockholder shall be deemed to have offered in writing to sell to the Company all, but not less than all, of such Selling Stockholder’s shares of Common Stock which are proposed to be purchased in the Outside Offer at the price and upon the terms and conditions set forth in the Outside Offer. For a period of ten (10) days after such deemed offer by the Selling Stockholder to the Company, the Company shall have the option, exercisable by written notice to the Selling Stockholder, to accept the Selling Stockholder’s offer, in whole and not in part, as to the Selling Stockholder’s shares of Common Stock that are the subject of the Outside Offer.

(ii) If the Company does not exercise its option set forth in the preceding Section 2.2(b)(i), the Selling Stockholder shall be deemed to have offered in writing to sell to Sun all, but not less than all, of such Selling Stockholder’s shares of Common Stock which are proposed to be sold in the Outside Offer at the price and upon the terms and conditions set forth in the Outside Offer. For a period of ten (10) days after such deemed offer by the Selling Stockholder to Sun, Sun shall have the option, exercisable by written notice to the Selling Stockholder, to accept the Selling Stockholder’s offer, in whole and not in part, as to the Selling Stockholder’s shares of Common Stock that are the subject of the Outside Offer.

(c) Acceptance of the Bona Fide Offer. If, at the end of the option periods described in Section 2.2(b) hereof, the option has not been exercised either by the Company or Sun to purchase all of the Selling Stockholder’s shares of Common Stock proposed to be purchased in the Outside Offer, the Selling Stockholder shall be free for a period of sixty (60) days thereafter to Transfer up to the number of shares of his, her or its Common Stock proposed to be purchased in the Outside Offer to the Prospective Purchaser at the price and upon the terms and conditions set forth in the Outside Offer, provided that the Prospective Purchaser is not a Person that, directly or indirectly (whether as sole proprietor, partner, manager, consultant, director, officer, employee or agent), owns, manages, operates, controls, finances, engages or participates in the ownership, management, operation or control of any Person that competes with the Company. If such Common Stock is not so transferred within the sixty (60) day period, the Selling Stockholder shall not be permitted to Transfer such Common Stock without again complying with this Section 2.2.

(d) Applicability of Restrictions. Notwithstanding anything contained in this Agreement to the contrary, the restrictions on the Transfer of Common Stock set forth in this Section 2.2 shall not apply to Sun or any of its Affiliates and shall not apply with respect to an Exempt Transfer by a Minority Stockholder.

3. Tag-Along Rights; Drag-Along Rights.

3.1 Tag-Along Rights. Subject to Section 3.1(f):

(a) If Sun at any time proposes to Transfer any shares of Common Stock, then, as a condition precedent thereto, Sun shall afford the Minority Stockholders the right to participate in such Transfer in accordance with this Section 3.1.

(b) If Sun wishes to Transfer any shares of Common Stock, it shall give written notice to the Minority Stockholders (a “Notice of Transfer”) not less than ten (10) nor more than ninety (90) days prior to any proposed Transfer of any such shares. Each such Notice of Transfer shall:

(i) specify in reasonable detail (A) the number of shares of Common Stock which Sun proposes to Transfer, (B) the identity of the proposed transferee or transferees of such shares, (C) the time within which, the price per share at which, and all other terms and conditions upon which, Sun proposes to Transfer such shares of Common Stock, (D) the percentage of the Common Stock then owned by Sun (calculated on a fully-diluted basis) which Sun proposes to Transfer to such proposed transferee or transferees and (E) a representation that such proposed transferees have been informed of the tag-along rights provided for in this Section 3.1;

(ii) make explicit reference to this Section 3.1 and state that the right of the Minority Stockholders to participate in such Transfer under this Section 3.1 shall expire unless exercised within ten (10) days after receipt of such Notice of Transfer; and

(iii) contain an irrevocable offer by Sun to the Minority Stockholders to participate in the proposed Transfer to the extent provided in Section 3.1(c).

(c) Each Minority Stockholder shall have the right to participate in the proposed Transfer by transferring to the proposed transferee or transferees up to that number of shares of Common Stock owned by such Minority Stockholders which is equal to the Applicable Percentage (as hereinafter defined) (or, if such Minority Stockholders shall elect, any lesser percentage) of the shares of Common Stock proposed to be transferred by Sun, at the same price per share and on the same terms and conditions as are applicable to the proposed Transfer by Sun (and, if and to the extent such Minority Stockholders shall exercise such right, then the number of shares of Common Stock to be sold by Sun in such transaction shall be correspondingly reduced). As used herein, the term “Applicable Percentage” as applied to a Minority Stockholder on any date shall mean a fraction (expressed as a percentage), the numerator of which is the aggregate number of shares of Common Stock (including securities convertible into or exchangeable for Common Stock) owned by such Minority Stockholder on such date and the denominator of which is the total number of shares of Common Stock (including securities convertible into or exchangeable for Common Stock) owned by all Stockholders on such date.

(d) Each Minority Stockholder must notify Sun, within ten (10) days after receipt of the Notice of Transfer, if he, she or it desires to accept such offer and to Transfer any shares of Common Stock owned by such Person in accordance with this Section 3.1. The failure of a Minority Stockholder to provide such notice within such ten (10) day period shall, for the purposes of this Section 3.1, be deemed to constitute a waiver by such Person of his, her or its right to sell any of his, her or its shares of Common Stock in connection with the proposed Transfer described in such Notice of Transfer. Sun will use its commercially reasonable efforts to obtain the agreement of the prospective transferee or transferees to the participation of the Minority Stockholders in such proposed Transfer. The Minority Stockholders shall not be obligated to sell any shares of Common Stock pursuant to this Section 3.1. Any and all sales of Common Stock by any of the Minority Stockholders pursuant to this Section 3.1 shall be made concurrently with the Transfer of Common Stock by Sun.

(e) If the Transfer described in any Notice of Transfer is not consummated within ninety (90) days following the date upon which such Notice of Transfer is given or if there is any change in the terms pursuant to which such Transfer is to be consummated, then, prior to consummating such Transfer, Sun must again comply with the provisions of this Section 3.1.

(f) Notwithstanding anything to the contrary contained in this Section 3.1, the Minority Stockholders shall not have any rights pursuant to this Section 3.1 to participate (i) in any Exempt Transfer by Sun or (ii) any one or more Transfers by Sun not to exceed in the aggregate ten percent (10%) of the number of shares of Common Stock owned by Sun as of the date hereof.

3.2 Drag-Along Rights.

(a) Each holder of Minority Shares hereby agrees that if at any time the Board or Sun elects to enter into a transaction which is likely to result in a Sale of the Company to a Person (upon such election, an “Approved Sale”), each holder of Minority Shares will vote for, consent to and raise no objections against such Approved Sale, regardless of the consideration being paid in such Approved Sale, so long as such Approved Sale complies with this Section 3.2. Subject to the provisions of Section 3.2(b), if the Approved Sale is structured (x) as a merger or consolidation, each such holder will waive any dissenters rights, appraisal rights or similar rights in conjunction with such merger or consolidation, (y) as a sale of equity, each such holder of Minority Shares will agree to sell up to all of such holder’s Minority Shares on the terms and conditions approved by Sun, or (z) as a sale of assets, each such holder will vote in favor of any subsequent liquidation or other distribution of the proceeds therefrom in accordance with the Company’s Certificate of Incorporation as approved by Sun. The Company and each holder of Minority Shares will take all actions requested by Sun in connection with the consummation of an Approved Sale, including the execution of all agreements, documents and instruments in connection therewith requested of the Company or such holder by Sun or of such holder by the Company.

(b) Upon the consummation of the Approved Sale, each holder of Minority Shares participating in such Approved Sale will receive the same portion of the aggregate consideration available to be distributed to the stockholders of the Company (in their capacity as such) that such Stockholders participating in such sale (in their capacity as stockholders of the Company) would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately before such Approved Sale; provided, however, that in the case of a Stockholder who holds options or warrants exercisable into Common Stock which have not yet been exercised, the consideration received shall be deemed to be reduced (for purposes of such Stockholder’s consideration only) by such option’s and/or warrant’s exercise price.

(c) Each holder of Minority Shares participating in such Approved Sale will be obligated to join on a pro rata basis (applied such that after giving effect thereto, the aggregate consideration paid to each holder of Minority Shares would comply with the provisions of Section 3.2(b)) in any purchase price adjustments, indemnification or other obligations that the sellers of Minority Shares are required to provide in connection with an Approved Sale. Notwithstanding anything to the contrary contained herein, in Sun’s sole discretion, all or a portion of the proceeds with respect to an Approved Sale may be withheld from each seller of such Minority Shares pending the execution of such documents or posting of such security as Sun deems necessary or appropriate in its sole discretion to cover any purchase price adjustments, indemnification or other obligations, or other contingent claims or payments of the Company, Sun or any seller of Minority Shares.

(d) If the Company enters into a negotiation for an Approved Sale or an Approved Sale transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Minority Shares will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Board. If any holder of Minority Shares appoints a purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any holder of Minority Shares declines to appoint the purchaser representative designated by the Board, then such holder will appoint another purchaser representative and such holder will be responsible for the fees of the purchaser representative so appointed.

(e) Holders of Minority Shares will bear their pro rata share (applied such that after giving effect thereto, the aggregate consideration paid to each holder of Minority Shares would comply with the provisions of Section 3.2(b)) of the costs of any sale of such Minority Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Minority Shares participating in such Approved Sale and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Minority Shares on their own behalf will not be considered costs of the transaction hereunder; it being understood that the fees and disbursements of one counsel chosen by Sun will be deemed for the benefit of all holders of Minority Shares participating in such Approved Sale

(f) If any holder of Minority Shares fails to deliver any certificates representing its Minority Shares as required by this Section 3.2 or Section 6 below, or fails to deliver in lieu thereof, a customary affidavit (with customary indemnification provisions) attesting to the loss or destruction of such certificate(s), such holder (i) will not be entitled to the consideration that such holder would otherwise receive in the Approved Sale or in a Recapitalization (as defined in Section 6 below) until such holder cures such failure (provided that, after curing such failure, such holder will be so entitled to such consideration without interest), (ii) will be deemed, for all purposes, from and after the time at which such certificates were due for presentment, no longer to be a Stockholder of the Company and will have no voting rights, (iii) will not be entitled to any dividends or other distributions declared after the Approved Sale or Recapitalization with respect to the Minority Shares held by such holder, (iv) will have no other rights or privileges granted to Stockholders under this or any future agreement, and (v) in the event of liquidation of the Company, such holder shall have no right to receive any of the consideration that such holder would have received if such holder had complied with this Section 3.2 or Section 6 below.

4. Preemptive Rights.

4.1 Notice and Exercise. The Company shall, prior to any proposed issuance by the Company to Sun or its Affiliates of any shares of capital stock or securities representing the right to acquire shares of capital stock (“Rights”) (other than debt securities with no equity feature), offer to the Minority Stockholders by written notice the right, for a period of ten (10) days from the date on which such notice is postmarked, hand delivered or faxed, to purchase for cash at an amount equal to the price or other consideration for which such capital stock or Rights are to be issued, a number of such shares of capital stock or Rights so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of capital stock of all Rights), each such Minority Stockholder will continue to maintain his, her or its same percentage equity ownership in the Company represented by the shares of Common Stock owned by each such Minority Stockholder as of the date of such notice.

4.2 Exceptions. Notwithstanding any other provision of this Agreement to the contrary, the preemptive rights of the Minority Stockholders pursuant to this Section 4 shall not apply to securities issued (A) upon conversion or exchange of any of the shares of Common Stock, (B) as a stock dividend or upon any subdivision of shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights, issued, or to be issued, under any stock incentive plan approved by the Board and in place from time to time for the benefit of the Company’s directors, employees, consultants or independent contractors or (D) to any Person other than Sun or its Affiliates; provided, further, that nothing in this Section 4 shall give any Minority Stockholder the right to acquire Voting Common Stock of the Company or any other securities or capital stock of the Company that have voting rights.

4.3 Acceptance. The Company’s written notice to the Minority Stockholders shall describe the capital stock or Rights proposed to be issued by the Company to Sun or its Affiliates and specify the number of shares, price and payment terms. Each Minority Stockholder may accept the Company’s offer as to the full number of shares of capital stock or Rights offered to him, her or it or any lesser number, by written notice thereof given by him, her or it to the Company prior to the expiration of the aforesaid 10-day period, in which event the Company shall promptly sell and each Minority Stockholder shall buy, upon the terms specified, the number of shares of capital stock or Rights agreed to be purchased by such Person. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Minority Stockholders, to offer and sell to Sun or its Affiliates the remainder of such capital stock or Rights proposed to be issued by the Company (including but not limited to the securities not agreed by the Minority Stockholders to be purchased by them), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Minority Stockholders.

5. Voting and Proxy.

5.1 Voting. Each Minority Stockholder agrees to vote the shares of Common Stock owned or controlled by it, him or her in the manner specified by Sun with respect to: (i) any sale of all or substantially all of the assets of the Company or any of its subsidiaries to a Person not an Affiliate of Sun; (ii) any acquisition, merger or consolidation involving the Company or any of its subsidiaries in which a Person (or group of Persons acting in concert) not an Affiliate (or Affiliates) of Sun shall own in excess of fifty percent (50%) of the surviving corporation following such acquisition, merger or consolidation; (iii) any transaction to which Section 3.1, Section 3.2, or Section 6 applies; (iv) the election of the members of the Board; and (v) any other matter on which the stockholders of a Delaware corporation generally have a right to vote.

5.2 Proxy. Each Minority Stockholder hereby grants to Sun an irrevocable proxy to vote all shares of Common Stock now or hereafter owned or controlled by each of them at any annual or special meeting of the stockholders of the Company, or by written consent in lieu of such a meeting, in accordance with the agreements contained in this Agreement; provided, however, notwithstanding the foregoing, any proxy granted pursuant to this Section 5 shall automatically terminate on the date this Agreement terminates pursuant to Section 8 below. Each Minority Stockholder acknowledges and agrees that the proxy granted pursuant to this Section 5.2 is coupled with an interest.

6. Public Offering. In the event that the Board approves a Public Offering, then each holder of Minority Shares will vote for, consent to and raise no objections against such proposed Public Offering, and will take all such other necessary or desirable actions requested by Sun in connection with the consummation of such Public Offering, including, without limitation, compliance with the requirements of all laws and regulatory bodies which are applicable or which have jurisdiction over such Public Offering and waiving any dissenters’ rights, appraisal rights, approval rights or similar rights in connection with such Public Offering, and executing all agreements, documents and instruments in connection therewith in the form presented by the Board. Without limiting the foregoing, in the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company’s capital structure would adversely affect the marketability of the offering, each holder of Minority Shares will consent to and vote for a recapitalization, merger, reorganization or exchange (each, a “Recapitalization”) of any class of Minority Shares into securities that the managing underwriters and Sun reasonably find acceptable and desirable in order to permit such offering to proceed and will take all necessary and desirable actions in connection with the consummation of such Recapitalization, including executing all agreements, documents and instruments in connection therewith in the form presented by the Board; provided that any resulting securities (which may be only one class of securities) will take into account the rights and preferences of each class of securities under the Certificate of Incorporation as if a liquidation had occurred, including, without limitation, any accrued and unpaid dividends owed to any holder of securities. Nothing contained in this Section 6 will be deemed to amend, modify or limit in any way the restrictions on the issuance of securities set forth in any agreement to which the Company is a party to or by which it is bound. The provisions of Section 3.2(f) shall apply to any Recapitalization as set forth therein.

7. Legends. So long as any shares of Common Stock are subject to the provisions of this Agreement, all certificates or instruments representing any such shares of Common Stock shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY

NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AS OF OCTOBER 13, 2005 AMONG THE ISSUER HEREOF AND CERTAIN OTHER PERSONS AND THE REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 13, 2005 AMONG THE ISSUER HEREOF AND CERTAIN OTHER PERSONS, OF WHICH A TRUE AND CORRECT COPY OF EACH IS ON FILE AT THE ISSUER’S CHIEF EXECUTIVE OFFICE. UPON WRITTEN REQUEST TO THE ISSUER, A COPY THEREOF WILL BE MAILED OR OTHERWISE PROVIDED WITHOUT CHARGE WITHIN TEN (10) DAYS OF RECEIPT OF SUCH REQUEST TO APPROPRIATELY INTERESTED PERSONS.

8. Termination of this Agreement. This Agreement shall automatically terminate on the last to occur of (a) the date on which Sun and its Affiliates no longer own or control at least twenty-five percent (25%) of the Common Stock on a fully diluted basis, and (b) the date on which Sun and its Affiliates no longer control the Board. Notwithstanding anything to the contrary in this Agreement, from and after the time that is immediately prior to the effectiveness of a Securities Act registration statement relating to a Public Offering, Sun shall have the right, in its sole discretion, to terminate all or any portion of this Agreement and, following such a termination, the provisions so terminated shall no longer have any force or effect.

9. Notices. All communications provided for herein shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. The respective addresses of the parties hereto for the purposes of this Agreement are set forth on Exhibit A attached hereto. Any party may change its address (or facsimile number) by notice to each of the other parties in accordance with this Section 9. The date of giving or making of any such communication shall be, in the case of clauses (a) and (c), the date of the receipt; and, in the case of clause (b), the business day next following the date such communication is sent.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, successors and assigns, who, upon acceptance thereof, shall, without further action, be (i) entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and (ii) bound by the terms and conditions hereof.

11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective unless such modification, amendment, or waiver is approved in writing by the Company, the holders of at least a majority of the Minority Shares, and Sun; provided, however, that in the event that such modification, amendment or waiver would materially and adversely affect a holder or group of holders of Common Stock in a manner substantially different than any other holders of Common Stock, then such modification, amendment or waiver will require the consent of such holder or group of holders of Common Stock, as applicable, materially and adversely affected. Notwithstanding anything herein to the contrary, the execution of a joinder hereto shall not be considered a modification, amendment or waiver of any of the provisions of this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

12. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; provided, however, the parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced (without posting a bond or other security) by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

13. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the substantive laws of any jurisdiction other than the State of Delaware. Each party hereto submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9 above. Nothing in this Section 13, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

15. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

16. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

17. Further Assurances. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

18. Stock Certificates. In order to facilitate the Transfers contemplated by this Agreement, until the occurrence of a Sale of the Company, all certificates evidencing Minority Shares held by any Minority Stockholder shall be held by the Company for the benefit of such Minority Stockholder

19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]